Exhibit 10.3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Agreement”) dated May 26, 2005, is made and entered into by and between Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“Landlord”) and HouseValues, Inc. a Washington corporation (“Tenant”).

BACKGROUND

A. Landlord and Tenant entered into that certain Lease Agreement dated November 1st, 2004 (the “Lease”), for approximately 65,469 rentable square feet of space (the “Premises”) located at 11332 NE 122nd Way, Kirkland, WA 98034, commonly known as Building A-2 of Kirkland 405 Corporate Center, and as more fully described in the Lease.

B. Exhibit G entitled “Landlord Improvements” was attached to the Lease.

C. Landlord and Tenant desire to revise Exhibit G as set forth in this Agreement.

D. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1. EXHIBIT G: The Exhibit G attached to the Lease is hereby replaced in its entirety with the Exhibit G attached to this Agreement.

2. 2004 OPERATING COSTS: For Year 2004, Controllable Operating COSTS, grossed up to include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Building been occupied at all times during 2004 by tenants, were Three and 96/100 Dollars ($3.96) per rentable square foot.

3. LIMITATION ON INCREASES IN CONTROLLABLE OPERATING COSTS: Notwithstanding anything in this Lease to the contrary, increases in those Operating Costs or Project Operating Costs that meet the definition of Controllable Operating Costs shall not, in the aggregate, exceed the following per rentable square foot:

Year of the Lease Term	Maximum Controllable Operating Costs
2005	$4.16
2006	$4.37
2007	$4.58
2008	$4.81
2009	$5.05
2010	$5.31

4. AUTHORITY: Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of the Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of the Landlord has been duly authorized and instructed to sign this Agreement.

5. FULL FORCE AND EFFECT: Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease has not been modified, amended canceled, terminated, released superseded or otherwise rendered of no force or effect.

LANDLORD:		TENANT:

MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18		HOUSEVALUES, INC., a Washington Corporation
		By:	/s/ CLAYTON LEWIS
By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory		Name:	Clayton Lewis
		Its:	COO and President

By:	/s/ SCOTT M MATHEWS
Name:	Scott M. Mathews
Its:	Vice President

Attachment to Lease Amendment

EXHIBIT G to Lease

LANDLORD’S IMPROVEMENTS

The following describes the items for which Landlord will contribute a separate allowance amount in the amount of Eighty-One Thousand Five Hundred Sixty-Four and No/100 Dollars ($81,564.00) (the “Landlord Improvement Allowance”) to compensate Tenant for having Tenant’s contractor install the Landlord Improvements. Tenant will retain Tenant’s contractor to complete the following Landlord Improvements. Landlord will pay Tenant or Tenant’s Contractor for the cost of such landlord Improvements once they have been substantially completed upon invoice by Tenant. Tenant shall be solely responsible for the workmanship and for completing the work so as to satisfy Tenant’s concerns in these areas. Once the Landlord Improvement Allowance has been transferred to Tenant, Landlord shall have no further obligation with respect to the specific items listed below prior to the Commencement Date; however, nothing in this Exhibit G is intended to limit any of Landlord’s representations or obligations in the Lease.

Tenant has agreed that Tenant will review and repair, if necessary, the first floor server room condenser ventilation issues at a later date. Landlord makes no warranty for the condition of the condenser units or the connected Liebert units on floor 1. The engineering team has recommended that the condensing unit issue be resolved at a time when it can measure the effect corrective action will have on the units. Upon Landlord’s payment of the $81,564.00 to Tenant, Tenant shall relieve Landlord of any further obligation established by Exhibit G and Tenant shall assume the responsibility for resolving the condenser unit ventilation issues in the future.

Work to be funded:

•	Removal of approximately 1/2 of the building existing ceiling tile to assist in the cable demolition.

•	Conversion of existing sprinkler system to a code compliant system limited to exchanging heads on floors 1-3 to “quick response type.”

•	Replacement of the existing strobe lights with code compliant strobe lights.

•	Removal of all voice and data cabling from previous tenancy and repair any damage to the building during said removal.

•

Redistribution of existing HVAC 4 rooftop units with 30 tons capacity per unit on the floors with automated control system and confirmation that the units are in good working order and repair with no deferred maintenance. Landlord makes no warranty for the condition of the condenser units or the connected “Liebert” units on floor 1.

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Agreement”) is entered as of this 14th day of October, 2005, by and between NewTower Multi-Employer Property Trust, as Trustee of the NewTower Trust Company Multi-Employer Property Trust (“Landlord”) and HouseValues, Inc. a Washington corporation (“Tenant”).

BACKGROUND

E. Landlord and Tenant entered into a certain Lease with Tenant dated as of November 1, 2004 (“Lease”), by which Landlord agreed to lease to Tenant, and Tenant agreed to take, those certain premises consisting of the entire building (the “Original Premises”) located at 11332 NE 122nd Way, Kirkland, WA 98034, commonly known as Building A-2 of Kirkland 405 Corporate Center as legally described on Exhibit A attached, containing approximately 65,469 rentable square feet, upon the terms and conditions set forth in the Lease.

F. The current term of the Lease expires on December 31, 2010.

G. Tenant desires to expand the Premises by an additional 3,058 rentable square feet (the “Expansion Space”) located on the third floor of Building A-1, 11410 NE 122nd Way, Kirkland, WA 98034, as depicted on Exhibit B on the terms and conditions set forth in this Agreement and to make certain other amendments to the Lease.

H. Building A-1 contains approximately 64,116 rentable square feet.

I. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

6. PREMISES: As of October 22, 2005 (the “Expansion Effective Date”), the Premises shall be expanded to include 3,058 rentable square feet located on the third floor of the Building as depicted on Exhibit B attached hereto and designated as Suite 300 (the “Expansion Space”). From and after the Expansion Effective Date, the term “Premises” shall include the Original Premises in Building A-2 and the Expansion Space in Building A-1, except as otherwise specified in this Agreement.

7. TERM: The term of the Lease with respect to the Expansion Space shall be on a month-to-month basis, terminable, with or without cause, by either Landlord or Tenant upon sixty (60) dates’ prior written notice to the other party.

8. RENT: As of the Expansion Effective Date, the Lease is amended to reflect that, in addition to the Base Rent and Additional Rent for the Original Premises as set forth in the Lease, Tenant shall pay Base Rent for the Expansion Space in the amount of Twelve and No/100 Dollars ($12.50) per rentable square foot per year, payable in equal monthly installments of Three Thousand One Eighty-Five and 42/100 Dollars ($3,185.42), in advance, on the first business day of each and every month of the Lease Term. Tenant shall also pay as Additional Rent its Prorata Share of Operating Costs allocated to Building A-1.

9. TENANT’S PRORATA SHARE: As of the Expansion Effective Date, Tenant’s Prorata Share with respect to Building A-1 will be Four and Seventy-Seven Hundredths Percent (4.77%).

10. PARKING: Landlord shall provide Tenant with 3.5 non-reserved, non-exclusive parking spaces per 1,000 rentable square feet of leased space in the Expansion Space. Inclusive of the parking ratio for the Expansion Space, Tenant shall be granted two (2) covered parking stalls at no cost throughout the Lease Term.

11. PHYSICAL CONDITION OF SPACE: Except as set forth in this paragraph, Tenant accepts the Expansion Space in its current “AS IS” condition, and acknowledges that Tenant is not relying on any representation or warranties by any person regarding the Expansion Space or the Building. Prior to October 12, 2005, Landlord shall clean the existing carpet in the Expansion Space and shall paint the Expansion Space, as needed.

12. EARLY ACCESS: Notwithstanding anything contained in the Lease to the contrary, Landlord shall allow Tenant access to the Premises at any time after the full execution of this Agreement for the purpose of installation of wiring, furniture, tenant fixtures, and general setup. Such access shall be governed by the terms and conditions of the Lease; however, in no event shall any Base Rent or Additional Rent by payable during such early access period. Landlord shall cooperate fully with Tenant in its efforts to fixturize the Premises. Any work or installation performed by Tenant shall be completed in compliance with the provisions of this Lease, shall be subject to coordination by Landlord’s contractor, and must be performed using workers compatible with Landlord’s contractors and subcontractors in order to avoid labor disputes and delays in completion.

13. AUTHORITY: Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this

Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

14. BROKERS: Washington Partners, a licensed real estate broker, represented Tenant in this transaction and Colliers represented Landlord in this transaction (collectively, the “Brokers”). Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with the Agreement other than the Brokers, and that no other broker is entitled to any commission on account of this Agreement. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, costs, damage or expense, including reasonable attorneys’ fees, arising from the breach; Landlord’s indemnity of Tenant shall include claims by the Broker. Landlord in solely responsible for paying the commission of the Broker in accordance with a separate agreement.

15. LANDLORD’S NOTICE ADDRESSES: Effective immediately, all notices, demands, or requests to Landlord under the Lease shall be delivered to:

NewTower Trust Company Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.

Attn: Executive Vice President – Asset Management

1215 Fourth Avenue, Suite 2400

Seattle, WA 98161

With a copy to:

NewTower Trust Company Multi-Employer Property Trust

c/o NewTower Trust Company

Attn: President/MEPT or Patrick O. Mayberry

3 Bethesda Metro Center, Suite 1600

Bethesda, MD 20814

16. GENERAL PROVISIONS: Any default by Tenant under this Agreement shall constitute a material default by Tenant under the Lease. Any sums required to be paid by Tenant under this Agreement shall be deemed to constitute Additional Rental payable under the Lease. Time if of the essence under this Agreement. All Exhibits to this Agreement are incorporated into this Agreement.

17. FULL FORCE AND EFFECT: Except as expressly supplemented and modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed by Landlord and Tenant. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

18. COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

19. AUTHORITY: Landlord and Tenant each represent and warrant to the other that the person(s) executing this Agreement on behalf of them has been duly authorized to execute and deliver this Agreement.

LANDLORD:		TENANT:

NewTower Trust Company Multi-Employer Property Trust as trustee of the NewTower Trust Company Multi-Employer Property Trust		HOUSEVALUES, INC., a Washington Corporation
		By:	/s/ CLAYTON LEWIS
By: Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory		Name:	Clayton Lewis
		Its:	COO and President

By:	/s/ MICHAEL R MCCORMICK
Name:	Michael R. McCormick
Its:	Vice President

Exhibit A

LEGAL DESCRIPTION

Lot 1-A-1 of Kirkland 405 Corporate Center, a binding site plan, as per plat recorded in Volume 154 of Plats, pages 58 through 64, records of King County; Situate in the City of Kirkland, County of King, State of Washington